                                                                EXHIBIT 99.1

                                VOTING AGREEMENT


          This VOTING AGREEMENT is entered into on May 3, 2001, by and between Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), and [See Exhibit A for a list of directors who have executed the agreement] (the "Shareholder").

          WHEREAS, the Shareholder is the beneficial owner of shares of common stock, $.01 par value per share (the "Common Stock"), of Charles E. Smith Residential Realty, Inc., a Maryland corporation ("Smith"), and units of limited partnership interest ("Units") of Charles E. Smith Residential Realty, L.P., a Delaware limited partnership ("L.P.");

          WHEREAS, Archstone, New Garden Residential Trust, a wholly-owned subsidiary of Archstone and a Maryland real estate investment trust ("New Archstone"), Smith and L.P. have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for New Archstone to create a wholly owned subsidiary ("Archstone Merger Sub"), for Archstone Merger Sub to merge with and into Archstone with Archstone surviving as a wholly owned subsidiary of New Archstone, for the merger of Smith with and into New Archstone, and for the merger of L.P. into Archstone, all such transactions on the terms and subject to the conditions set forth in the Merger Agreement (all such transactions collectively referred to as the "Merger");

          WHEREAS, the Shareholder desires to facilitate the consummation of the Merger, and for such purpose the Shareholder has agreed to vote all of the shares of the Common Stock and Units, as applicable, owned by the Shareholder as of the date hereof and any shares or Units acquired by Shareholder after the date hereof (all such shares of Common Stock and Units are collectively referred to as the "Securities") as provided in this Agreement; and

          WHEREAS, as a condition of Archstone to enter into the Merger Agreement, it is a requirement of the Merger Agreement that the Shareholder enters into this Agreement.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.  Agreement to Vote.

               (a) At such time as Smith and/or L.P. conducts a meeting of, solicits written consents from, or otherwise seeks a vote of, its shareholders and/or limited partners for the purpose of approving the Merger or any of the transactions contemplated by the Merger, the Shareholder agrees, subject to
     Section 1(d) below, to vote all of the Securities, as applicable, beneficially owed by her or with respect to which she exercises voting power (directly or indirectly) in favor of the Merger and all other actions contemplated by the Merger Agreement or otherwise necessary or desirable for the consummation of the Merger. If Smith and/or L.P. conducts a meeting of, solicits written consents from, or otherwise seeks a vote of, its shareholders and/or limited partners with respect to any Acquisition Event (as defined below) or any other matter which may contradict or conflict with any provision of this Agreement or the Merger Agreement or may make it more difficult or less desirable for Archstone to consummate the Merger, then the Shareholder further agrees, subject to Section 1(c) below, to vote her Securities, as applicable, in the manner most favorable to the consummation of the Merger and the transactions contemplated by the Merger Agreement.

          (b) When used herein, the term "Acquisition Event" means the earliest to occur of any of the following: (i) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction; (ii) a sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions, that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 15% or more of the outstanding voting equity securities of Smith and or outstanding partnership interests of L.P. (including, without limitation, partnership interests and units), except an underwritten public offering of Smith Common Stock for cash; or (iii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (collectively, a "Transfer") of any assets of Smith and/or L.P. in one or a series of related transactions that, if consummated, would result in the Transfer of more than 15% of the assets of Smith and/or L.P.; other than the Merger.

          (c) Notwithstanding any other provision of this Agreement, the Shareholder may terminate this Agreement and be released from all obligations to vote her Securities in accordance with the provisions of this Agreement in the event the Merger Agreement is terminated.

          (d) Subject to the terms and conditions of this Agreement, prior to the Effective Time (as defined in the Merger Agreement), (i) Shareholder shall not, directly or indirectly, (A) initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer with respect to an Acquisition Event or (B) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Event, or otherwise facilitate any effort or attempt to make or implement an Acquisition Event, and (ii) Shareholder will notify Archstone immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with SRW and/or L.P.; provided; however, that the foregoing shall not prevent any discussion or other communications between Archstone and Shareholder.

          2. Waiver of Dissenters' Rights. The Shareholder hereby agrees to waive any dissenters' rights which may be available under applicable Maryland or Delaware law in connection with the Merger Agreement and the Merger.

          3. Representations, Warranties and Covenants of Shareholder. The Shareholder represents and warrants to, and agrees with, Archstone that:

          (a) this Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and legally binding obligation of the Shareholder enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

          (b) the Shareholder is not subject to or obligated under any provision of (i) any contract, (ii) any license, franchise or permit or (iii) any law, regulation, order, judgment or decree that would be breached or violated by the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, which breach or violation would materially and adversely affect the Shareholder's ability to perform any of her obligations under this Agreement;

          (c) no authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by the Shareholder of the transactions contemplated by this Agreement, other than where the failure to make such filings or obtain such authorizations, consents or approvals would not materially and adversely affect the Shareholder's ability to perform her obligations under this Agreement;

          (d) as of the date of this Agreement, the Securities beneficially owned by the Shareholder consist of the shares of Common Stock and the Units set forth on Schedule 1;

          (e) on the date hereof the Shareholder has, and the Shareholder will have at all times up to the termination of this Agreement or the earlier purchase by Archstone of her Shares, the unrestricted power to vote her Securities, as applicable; and

          (f) the Shareholder will not sell, transfer, hypothecate, pledge, encumber or otherwise dispose of any of her Securities or any interests therein, or grant any option or other right with respect thereto, without the prior written consent of Archstone; provided, however, that nothing herein shall prevent (i) the sale, transfer, hypothecation, pledge, encumbrance, or other disposition of any of such Securities, provided that the purchaser, transferee, or pledgee thereof agrees in writing, prior to such sale, transfer, hypothecation, pledge, encumbrance or other disposition, to be bound by the terms of this Agreement or (ii) the continuance of current pledges of the Securities in effect on the date hereof.

          4. Expenses. Each party hereto will pay its own expenses incurred in connection with this Agreement.

          5. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Archstone and the Shareholder. Archstone may not assign any of its rights or obligations under this Agreement without the prior written consent of the Shareholder. The Shareholder may not assign any of its rights or obligations under this Agreement without the prior written consent of Archstone.

          6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by an overnight courier or when delivered by hand, or (c) confirmation of receipt when sent by certified or registered mail, postage prepaid, addressed to the applicable parties as follows:

          If to the Shareholder:

          [insert name and address of Shareholder]



          with a copy to:
          Hogan & Hartson L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C.  20004-1109
          Facsimile No.:  (202) 637-5910
          Attention:      J. Warren Gorrell, Jr.
                          Bruce Gilchrist

          If to Archstone:

          7670 South Chester Street
          Suite 100
          Englewood, Colorado  80112
          Telephone:
          Facsimile No.:
          Attention

          with a copy to:

          Mayer, Brown & Platt
          190 South LaSalle Street
          Chicago, IL 60603-3441
          Facsimile No.: (312) 701-7711
          Attention: Michael T. Blair

or to such other address as the party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same document.

          8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without giving effect to the provisions thereof relating to conflicts of law).

          9. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

          11. Term. This Agreement shall immediately terminate upon the earlier of either (a) the Effective Time (as defined in the Merger Agreement), or (b) the date of termination of the Merger Agreement. None of the representations, warranties, covenants or agreements in this Agreement shall survive the termination of this Agreement.

          12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          13. Further Assurances. The Shareholder will, upon the request of Archstone, execute and deliver such documents and take such action deemed by Archstone to be reasonably necessary to effectuate the purposes of this Agreement

          14. Remedies. The Shareholder agrees that, for any violation of this Agreement, Archstone shall have the right to seek equitable relief in any court of competent jurisdiction to require that the Shareholder comply with the terms of this Agreement.

          15.  Shareholder Capacity.

          The Shareholder has executed this Agreement solely in his capacity as a securityholder of SRW or L.P. and not in his capacity as an officer, director, employee or manager of SRW or L.P. Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by the Shareholder in his capacity as an officer, director, employee or manager of SRW or L.P. in connection with the exercise of SRW's or L.P.'s rights under the Merger Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.


                              ARCHSTONE COMMUNITIES TRUST



                              By:_________________________
                                 Name:____________________
                                 Title:___________________


                              _________________________
                              [insert name of shareholder]

                              SCHEDULE 1




------------------------------------------------------------------------------
Number of Shares of Common Stock                Number of Units
------------------------------------------------------------------------------


------------------------------------------------------------------------------

[insert numbers from attached Exhibit A]

                                   EXHIBIT A

The following directors of Charles E. Smith Residential Realty, Inc. have executed the Voting Agreement and own the number of shares of common stock of Charles E. Smith Residential Realty, Inc. and number of units of Charles E. Smith Residential Realty, L.P. set forth next to their name:


Name                      Number of Shares         Number of Units
----                      ----------------         ---------------
Ernest A. Gerardi, Jr.              66,153                  26,000
Charles B. Gill                      5,665                       0
Roger J. Kiley, Jr.                    118                       0
Robert P. Kogod                    144,408/1/            1,975,056/2/
R. Michael McCullough                  264                       0
Robert H. Smith                     25,738/3/            2,018,635/4/
Karen Hastie Williams                  118                       0

/1/ Includes 52,185 shares held by Robert Kogod's spouse, Arlene Kogod.

/2/ The total number of Units includes 62,392 Units held by Robert Kogod, 34,806 Units held by Arlene Kogod and 1,877,858 Units held by corporations wholly-owned by Robert Kogod and Robert Smith and/or their spouses.

/3/ Includes 18,150 shares held by Robert Smith's spouse, Clarice Smith.

/4/ The total number of Units includes 95,771 Units held by Robert Smith, 45,006 Units held by Clarice Smith and 1,877,858 Units held by corporations wholly-owned by Robert Smith and Robert P. Kogod and/or their spouses.

                                      -9-